FIRST AMENDMENT TO
                               PURCHASE AGREEMENT


        THIS FIRST AMENDMENT TO PURCHASE AND SALE OF REAL PROPERTY AND ESCROW INSTRUCTIONS AGREEMENT ("First Amendment") is dated to be effective the 29th day of September 2003, by and between American Care Group, Inc. a Nevada corporation ("Seller"), and Centex Homes dba Real Homes, a Nevada general partnership ("Buyer").


                                    RECITALS

         A. Centex Homes dba Real Homes, a Nevada general partnership ("Buyer") entered into a Purchase and Sale of Real Property and Escrow Instructions with American Care Group, Inc. ("Seller") dated September 5, 2003 (the "Contractor").

         B. Buyer and Seller desire to now amend the Contract to clarify that the Closing Date shall occur on January 15, 2004 as opposed to the possibly earlier date described as "(10) days after Tentative Map approval," as set forth below.

         NOW, THEREFORE, as and in consideration of the Contract and for other good and valuable communication, the receipt and sufficiency of which are hereby acknowlegded, Buyer and Seller hereby agree as follows:


                                   AGREEMENT

         1.     Amendments. The Contract is hereby amended as follows:

           1.1 Close of Escrow. Paragraph 2.3.1 of the Contract is deleted in its entirety and replaced with the following:


                        "2.3.1 Closing Date.   Except as otherwise provided
herein, the Close of Escrow shall occur on January 15, 2004 or such other date as the parties may agree upon in writing (the "Closing Date"). Buyer is required to prepare a proposed Tentative Map and deliver it for Seller's to use in commercially resonable efforts in order to have the Tentative Map approved on or before December 11, 2003. In the event Buyer is unable to obtain fund approval of the Tentative Map on or before 5:00p.m., Las Vegas Time, on December 31, 2003 (the "Approved Deadline"), despite its commericially resonable efforts to do so, Buyer shall have the right to terminate the Agreement by delivering written notice to Seller and Escrow Holder prior to the Approval Deadline. Failure of Buyer to deliver notice of termination shall be deemed a waiver of the Tentative Map approval. If Buyer [illegible] delivers its written termination notice to Seller and Escrow Holder prior to the Approval Deadline due to Seller's inability to obtain the Tentative Map approval, despite Seller's commercially resonable efforts to do so, then (a) the Deposit and all interest accrued thereon shall be returned to the Buyer,
(b)this Agreement and the Escrow shall terminate. and (c) the parties shall have no further obligation to one another with respect to this Agreement, except as otherwise expressly provided herein in Section 3.4.1 and 7 Buyer may, in its style and absolute discretion by delivery of written notice to Seller and Escrow Holder, elect to waive any or all of such conditions precedent and proceed with the Classs of Escrow prior to the occurence of the condition(s) so waived. Written notice from Buyer waiving the Tentative Map contingency must be received by no later than ten (10) days prior to the Closing."




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         2.     Capitalized Terms. All capitalized items not otherwise defined in this First Amendment shall have the meanings given in the Contract.

         3. Effect. Except otherwise set forth in this First Amendment, all other terms and condition of the Contract shall remain in full force and effect as originally set forth.

         4. Counterparts. This First Amendment may be executed in counterparts, all of which when taken together shall be one and the same document.



                SELLER                      AMERICAN CARE GROUP

                                            By: Ronald J. Tassinari
                                                /s/ Ronald J. Tassinari

                                            Its: CEO and President, American
                                                 Vantage Companies

                                            Dated: October 23, 2003

                BUYER: CENTREX HOMES, a Nevada general partnership, doing business as Real Homes


                                By:         CENTREX REAL ESTATE CORPORATION,
                                            a Nevada corporation Managing
                                            General Partner

                                            By: /s/ Brad Burns
                                                ------------------------
                                                Brad Burns, Division President

                                            Dated: September 29, 2003



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